Exhibit 23.2





               Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tropical Sportswear Int'l Corporation Non-Employee Director Stock Option Plan of our report dated November 5, 1997, with respect to the consolidated financial statements and schedule of Tropical Sportswear Int'l Corporation included in its Annual Report (Form 10-K) for the year ended September 27, 1997, filed with the Securities and Exchange Commission.


Tampa, Florida
October 27, 1998
 /s/ Ernst & Young LLP